UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2008

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 523-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 25, 2008, the Compensation Committee of the Board of Directors of Zoran Corporation approved 2008 base salaries and target annual cash incentives for Zoran’s executive officers, and selected the measures of financial performance determining bonus achievement for the Company’s executive officers.  2008 base salaries and target bonuses (as a percentage of base salary), which did not change from 2007, are as follows:

Executive Officer	2008 Base Salary	2008 Target Bonus

Dr. Levy Gerzberg, President and Chief Executive Officer	$455,000	100%

Karl Schneider, Senior Vice President of Finance and Chief Financial Officer	$286,000	70%

Dr. Isaac Shenberg, Senior Vice President of Business Development	$262,100	60%

Target bonuses are earned if revenue and non-GAAP earning per share targets are achieved (subject to minimum and maximum performance of 80% and 120% of targets).  In addition, achievement of individual management objectives accounts for 33% of potential target bonuses for Mr. Schneider and Dr. Shenberg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORAN CORPORATION

Date: January 29, 2008	By:	/s/ KARL SCHNEIDER
Karl Schneider
Senior Vice President of Finance and
Chief Financial Officer